EXHIBIT 99.1

News Release dated June 11, 2014

2050 Motors Stock Symbol Became Effective June 3, 2014

LAS VEGAS, June 11, 2014 (GLOBE NEWSWIRE) -- 2050 Motors, Inc. (ETFM) announced today that its new stock symbol ETFM became effective on June 3, 2014 and is now trading on the US OTC QB market.

Michael Hu, CEO and President of 2050 Motors, Inc., stated: “Management assumed operational control of the reorganization of Zegarelli Group International, Inc., effective May 5, 2014. Our new maintenance and service facilities have been completed in North Las Vegas, Nevada and will be fully operational on June 16, 2014. The building has undergone exterior and interior remodeling including conference rooms, offices and maintenance shop.”

Mr. Hu also said that a new Board of Directors was formed. The three new board members were elected on May 5, 2014. Below are short summaries of their resumes:

Michael Hu, 2050 Motors Board Member

Michael Hu received his BS and MS in Mechanical Engineering from the Tongji University, China, and California State University, Long Beach, USA. Mr. Hu has major experience in development, design, and manufacturing of mining, industrial and automotive systems. From 1982 to 1997, he worked as a mechanical engineer, designer and consultant for various high profile companies including Wynn Oil Company, Mitsubishi and Chile DHY Minera Corporation, among others.

Since 1999, Mr. Hu has dedicated his career to pursuing environmentally friendly projects including alternative energy, lubricants, super-efficient vehicles, biodiesel and other alternative fuels, algae CO2 sequestration and algae-based products, photovoltaic industry development, and many others. Mr. Hu has formed strategic and essential alliances in many industries with his companies and other associated companies, as well.

Bernd Schaefers, 2050 Motors Board Member

Bernd Schaefers is a veteran self-made businessman with over 40 years of work in the media industry and over 20 years in the advertising and marketing sector. Mr. Schaefers has been the owner or co-owner of very successful advertising businesses and movie production companies, including: Interteam Productions and Constantin Films (“The Never-Ending Story”, “The Name of the Rose”, “Never Say Never Again”). His advertising client list included Lufthansa, Shell Oil, Polaroid, Reynolds, Audi and Volkswagen.

In over 30 years of involvement in renewable energy, Mr. Schaefers has also funded and collaborated in significant R&D projects including: Idaho National Laboratories (INL) gas conversion and catalyst technologies, Cal Poly’s Micro-Algae Photo-Bioreactor program, and a pyrolysis business extracting oil from over 60 million used tires in the state of Kansas, among other programs. He has invested in the development of DHA Omega-3 Algae Oil Health Products, as well. Mr. Schaefers has agreed to lend his expertise and that of his staff in the marketing and promotion of 2050 Motors as Senior Vice-President of Marketing.

Mark Edwards, 2050 Motors Board Member

Mark Edwards, Ph.D. is a Mechanical Engineer, a U.S. Naval Academy graduate, and received his doctorate degree in the areas of marketing and consumer behavior. Professor Edwards has lectured at Arizona State University since 1978.

Dr. Edwards has written many books and articles and the noteworthy award winning Green Algae Strategy Series which focuses on sustainable and affordable food and energy (SAFE) production. His books are used in colleges, universities and institutes in over 26 countries for courses in biology, botany, biotechnology, environment, sustainability, energy engineering, world future and global hunger. “Green Algae Strategy” won the 2009 Independent Publisher Gold Medal for “Best Science Book.”

Dr. Edwards’ teaching has focused on adding value through sustainability, marketing, customer relationships, organizational leadership and entrepreneurship. His extraordinary research focuses on advanced assessment technologies and has resulted in over 100 articles and 12 books, including a business and a science bestseller. Dr. Edwards has worked directly with world leaders to create advanced metrics for leadership assessment, development, placement and succession.

2050 Motors China Trip

Mr. Hu and technical representatives from 2050 Motors have recently returned from Shanghai, China. 2050 Motors staff toured the production and manufacturing facilities that will produce the e-Go automobile. The e-Go is the first affordable all carbon fiber body five passenger automobile. The e-Go is an all-electric vehicle powered by advanced lithium batteries. The initial plan for 2050 Motors is to commence selling the e-Go EV in the United States in the summer of 2015.

Mr. Hu also stated, “The executive team at 2050 Motors is very pleased that we are now a publicly traded company. We are excited about the future of 2050 Motors and look forward to introducing this important new electric vehicle to customers in the United States. We are immediately focused on assisting our Chinese manufacturing partners in completing the production line and in preparing the vehicles to exceed the required US Department of Transportation (DOT) crash testing safety standards.”

About 2050 Motors

2050 Motors, Inc. (ETFM) (www.2050motors.com) has acquired an exclusive license with Jiangsu Aoxin New Energy Automobile Co., Ltd. (“Aoxin”), located in Jiangsu, China to distribute, sell, assemble and manufacture a unique new all-electric automobile in the United States, Puerto Rico, the US Territories and Peru.

The e-Go EV is a revolutionary new concept in the ever evolving world of electric vehicles. It will be the only production line electric vehicle with a carbon fiber body and parts manufactured by a new, faster process that uses robotics technology which significantly reduces the production time and cost of carbon fiber components. The e-Go EV will sell for less than $35,000 and for under $25,000 in some states after tax rebates and government incentives.

The carbon fiber composite material is five times stronger than steel, and one third the weight. The e-Go EV is a five passenger automobile that weighs only 1,450 lbs., including its advanced lithium battery pack and is built on an all-aluminum high-performance frame designed by skilled Italian automotive engineers. The manufacturing of the e-Go EV is supervised by both Italian and Chinese engineers.

2050 Motors will receive three demonstration production models of the e-Go EV to be delivered to the US in the summer of 2014. One will undergo an advanced crash test known in the Automobile Safety Industry as the “overlap crash test” designed by the Insurance Institute for Highway Safety (IIHS). The other two will be used for marketing purposes. 2050 Motors expects delivery of production vehicles by the summer of 2015.

2050 Motors’ Business Plan consists of initially importing and selling e-Go EVs in the US, and later assembling vehicles utilizing US labor and domestically manufactured parts.

2050 Motors is a publicly traded company and fully reporting under the SEC EDGAR system. The EDGAR (Electronic Data Gathering, Analysis, and Retrieval) system performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the U.S. Securities and Exchange Commission (SEC). The EDGAR system’s primary purpose is to increase the efficiency and fairness of the securities market for the benefit of investors, corporations, and the economy by accelerating the receipt, acceptance, dissemination, and analysis of time-sensitive corporate information filed with the agency. For further detailed information on 2050 Motors filing see: www.sec.gov/edgar/aboutedgar.htm and http://www.otcmarkets.com/stock/ETFM/filings.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that 2050 Motors will be able to leverage capital markets to execute its growth strategy, meet US DOT requirements, meet minimum sales expectations, will be successful and profitable in the US market, and will bring significant value to 2050 Motors’ stockholders, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

George Hedrick Tel. (702) 591-6029